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                                                                 EXHIBIT (e)(14)

 ---     American                                          Request for Full Cash
|AIG|      General                                               Surrender Value
 ---

American General Life Insurance Company
Member of American International Group, Inc.
Home Office: P.O. Box 4972 o Houston, TX 77210-4972
1-800-871-4536 o Fax 713-831-6989
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Policy No(s)._____________________     Insured _________________________________

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In consideration of and in exchange for the cash value of the above policy, the undersigned hereby surrenders said policy for cancellation. In accordance with the terms of the policy, it is hereby agreed that any indebtedness thereon to the Company will be deducted from the cash value. It is understood and agreed that upon execution and mailing of this request to the Company, the entire liability of the Company under this policy is hereby discharged and terminated, except for payment of the net cash surrender value. It is expressly represented and warranted that no other person, firm or corporation has any interest in said policy except the undersigned and that there are no tax liens or proceedings in insolvency or bankruptcy instituted or pending against the undersigned owner.
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                             EXCHANGE OF CONTRACTS
Will you be exchanging your contract for another contract? [_] Yes  [_] No
If yes and you wish this exchange to qualify under Internal Revenue Code section 1035, the Exchanging Company must submit to our Company:
   1) Letter of Acceptance
   2) Absolute Assignment, transferring ownership to the Exchanging Company; and
   3) This American General Life Insurance Company cash surrender form signed by an officer of the Exchanging Company.

Failure to comply with these requirements may result in a taxable event.
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                    FEDERAL INCOME TAX WITHHOLDING ELECTION
( ) I elect not to have federal income tax withheld from the taxable portion of my distribution check.*
( ) I elect to have federal income tax withheld from the taxable portion of my distribution check.
*Please note that if your payments of estimated tax are inadequate and a sufficient amount of tax is not withheld from any distribution, penalties may be imposed under the estimated tax payment rules.

Under penalty of perjury I certify: (1) that the number shown on this form is my correct Social Security (or taxpayer identification) number; and (2) that I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X
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        OWNER'S SIGNATURE                OWNER'S TAX I.D./SOCIAL SECURITY NO.

SIGNED AT                             DATE
         ---------------------------      --------------------------------------
                 CITY/STATE                        CURRENT DATE

X                                     X
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         ASSIGNEE AND TITLE           ADDITIONAL SIGNATURE AND TITLE IF REQUIRED
                                           (EX. POWER OF ATTORNEY, TRUSTEE,
                                               CORPORATE OFFICER, ETC.)
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      MAIL CHECK TO: (Check One)

[_] 1. Owner  [_] 2. Assignee
[_] 3. Agent  [_] 4. Other

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ADDRESS

------------------------------------      PLEASE REFER TO REVERSE SIDE FOR
                                            INSTRUCTIONS AND INFORMATION
------------------------------------

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TELEPHONE NO.

     The Policy MUST accompany this form, when requesting cash surrender of policy; or if applicable, AFFIDAVIT OF LOST POLICY must be completed on reverse of this form.

VUL 0015 Rev1202                  Page 1 of 2

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                     SURRENDER INSTRUCTIONS AND INFORMATION
1. The cash value is payable at the Home Office of the Company at Houston, Texas, and only in exchange for the policy or the Lost Policy Affidavit and the executed Surrender request.
2.   HOW TO SIGN--
     The request must be dated. All signatures must be written in full exactly as they appear in the policy and must be in ink.
3.   WHO MUST SIGN--
     This request must be signed by (1) the person or persons who, under the terms of the policy, have the rights of ownership, (2) by an assignee, and
     (3) by any other party who, by legal proceedings or statutes, may have an interest in the policy.
4.   If signed for:
     (1) A Corporation, the corporate name should be written followed by the signature and Title of an authorized officer.
     (2) A Partnership, the full name of the partnership should be written followed by the signature of any partner other than the insured.
     (3) A Trust, the signature of the current trustee followed by the complete name and date of the Trust.
          NOTE: If signing as a trustee, a completed Trust Affidavit and Indemnity Agreement form must accompany the request for surrender.
5.   The Social Security Number or Tax Identification Number must be included.
6. Fill in your name, address and Social Security Number or Taxpayer Identification Number. You can elect to have no income tax withheld for a non-periodic distribution by filing this form with us, and indicating in the space marked "FEDERAL INCOME TAX WITHHOLDING ELECTION" that you are electing to have no income tax withheld from the distribution. You do not have to give a reason for electing out of withholding. Remember, however, that there are penalties for not paying enough tax during the year, either through withholding or estimated tax payments. Publication 505, provided by the Internal Revenue Service, will explain estimated tax requirements and penalties in detail.
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This information is required pursuant to Internal Revenue Code and its regulations

NON-PERIODIC PAYMENT FROM A QUALIFIED PLAN;
Beginning in 1993, distributions you receive that are eligible to be rolled over tax free into qualified retirement or annuity plans are subject to a 20% withholding tax.

An eligible rollover distribution (ERD) is any distribution from a qualified pension or tax sheltered annuity (TSA) other than a minimum required distribution (MRD) or one of a series of substantially equal periodic pension or annuity payments made over (1) your life (or your life expectancy) or the joint lives of you and your beneficiary (or your life expectancies), or (2) a specified period of 10 or more years. A distribution is subject to withholding if it is not substantially equal to the periodic payments.

Exception to withholding rule. The only way to avoid withholding on an ERD is to have it directly rolled over from the employer's plan to a qualified plan or IRA. This direct rollover is made only at your direction. You must first make sure that the receiving trustee agrees to accept a direct rollover. The transferer trustee must allow you to make such a rollover and provide to you, within a reasonable period of time, written instructions on how to do so. You must also follow spousal consent and other participant and beneficiary protection rules.

NON-PERIODIC PAYMENT FROM OTHER THAN A QUALIFIED PLAN
Tax will be withheld at a 10% rate from any nonperiodic payments you receive.

By January 31 of next year a Form 1099R from American General Life will be sent to you showing the total taxable amount of your distribution and the total income tax withheld, if any. A copy of the Form 1099R will be sent to the IRS.
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                      INFORMATION REGARDING IRS PENALTIES
Failure to furnish TIN.--If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information with Respect to Withholding.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal Penalty for Falsifying Information--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
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                            AFFIDAVIT OF LOST POLICY

I, _________________________hereby certify that Policy No._____________________,

Dated _______________________________, and issued by the American General Life Insurance Company, has been lost or destroyed and that said policy is not assigned, hypothecated, or pledged in any way whatsoever. I will return the policy or cause the same to be returned to the American General Life Insurance Company, its successors or assigns should the original be found or in any way come into my possession.

Dated at _________________________this__________day of_________________________.

_____________________________________  ________________________________________
              WITNESS                                     OWNER

VUL 0015 Rev1202                 Page 2 of 2